Exhibit 99.1

SWISHER ANNOUNCES RESULTS FOR THE THREE MONTHS AND FULL YEAR
ENDED DECEMBER 31, 2013

CHARLOTTE, NC – March 17, 2014 – Swisher Hygiene Inc. (“Swisher”) (NASDAQ: SWSH, TSX: SWI), a leading provider of essential hygiene and sanitizing solutions, announced today results for the three-month and full year periods ended December 31, 2013.  All amounts in this news release are in United States dollars.

Fourth Quarter 2013 Notable Results

●	Total revenue from continuing operations of $50.4 million for the fourth quarter of 2013, a 5% decrease compared to the fourth quarter of 2012.

●
During the fourth quarter 2013, Swisher recorded a non-cash goodwill impairment charge of $93.2 million in conjunction with its impairment test.  The goodwill impairment will neither affect Swisher’s liquidity or cash flows, nor impact Swisher’s future operations.

●
Swisher collected $5.5 million of cash in the fourth quarter of 2013 from the partial sale of assets held for sale and recorded an additional $3.1 million of impairment on the remaining assets held for sale.

●
Adjusted EBITDA loss of $6.9 million for the fourth quarter of 2013, based on a net loss from continuing operations of $105.2 million, as compared to an Adjusted EBITDA loss of $4.5 million for the fourth quarter of 2012.  For a reconciliation of non-GAAP to GAAP measures, please review the disclosures and table included with this release.

●
Basic and diluted loss per share from continuing operations of $0.60 for the fourth quarter of 2013, compared with basic and diluted loss per share from continuing operations of $0.20 in the fourth quarter of 2012, based on a net loss from continuing operations of $35.2 million.  Excluding the impairment charges, basic and diluted loss per share from continuing operations for the fourth quarter of 2013 would have been $0.05.

“We started to see progress from implementing our business plan toward the end of the fourth quarter in terms of the achievement of certain cost efficiencies, which have continued into the first quarter and which we expect to further realize throughout 2014,” said William M. Pierce, President and Chief Executive Officer of Swisher.  “Our top line results for the fourth quarter were below our expectations and, as a result, growing our revenue off its current base is our primary focus as a company in 2014.  We continue to believe there is broad acceptance in the marketplace for our competitive services and product offerings, and we believe that will become increasingly evident on our top line as we proceed throughout the new year.  Overall, our focus continues to be squarely on maximizing customer satisfaction through providing best-in-class service, winning new business and further improving our overall cost structure.”

Fourth Quarter 2013 Results

For the three months ended December 31, 2013, Swisher reported total revenue from continuing operations of $50.4 million, a 5% decrease from $53.2 million in the three months ended December 31, 2012.  The year-over-year revenue decline included the sale of a non-core route business early in the fourth quarter of 2013 and both the loss of three significant customers and the sale of a non-core business during the prior-year period.

Total costs and expenses for the three months ended December 31, 2013 increased 134% to $158.9 million, compared to $67.9 million in the three months ended December 31, 2012.  Excluding $96.3 million of impairment expense in the three months ended December 31, 2013 and $2.5 million of investigation and review-related expenses in the three months ended December 31, 2012, total costs and expenses decreased 4% compared to the three months ended December 31, 2012.

For the three months ended December 31, 2013, September 30, 2013 and December 31, 2012, respectively:

	Q4 2013	Q3 2013	Q4 2012
Cost of sales as a % of revenue	46.4%	45.1%	44.7%
Route expense as a % of revenue	19.0%	19.6%	20.3%
SG&A expense as a % of revenue	48.1%	45.2%	52.4%
SG&A expense (excluding unusual expenses) as a % of revenue	47.3%	45.2%	47.6%

Cost of sales declined $0.4 million, or 2%, from the prior-year period.  Route expense declined $1.2 million, or 11%, from the prior-year period.  SG&A expense (excluding unusual expenses) declined $1.5 million, or 6%, from the prior-year period.

The increase in cost of sales as a percentage of revenue from the prior-year period primarily reflects the decline in revenue in the fourth quarter 2013 as compared to the prior-year period, as well as a revenue mix change including increased chemical sales as a percentage of total revenue and a decrease in hygiene sales.  In addition, the company made a year-end adjustment to cost of sales totaling $0.5 million to expense supplies inventory. The decrease in route expenses as a percentage of revenue from the prior-year period primarily reflects route optimization initiatives and standardization completed during 2013.  SG&A expenses (excluding unusual expenses) as a percentage of revenue slightly declined from the prior-year period, reflecting reduced review expenses and cost efficiencies mostly offset by the decline in revenue in the fourth quarter 2013.

Net loss from continuing operations for the three months ended December 31, 2013 was $105.2 million, compared to net loss from continuing operations of $35.2 million in the three months ended December 31, 2012.  Excluding the impairment charges, net loss from continuing operations for the three months ended December 31, 2013 would have been $8.9 million.

Adjusted EBITDA loss for the three months ended December 31, 2013 was $6.9 million, compared to an Adjusted EBITDA loss of $4.5 million for the three months ended December 31, 2012.

Full Year 2013 Results

For the full year ended December 31, 2013, Swisher reported total revenue from continuing operations of $213.7 million, a 7% decrease from $230.5 million in the full year ended December 31, 2012.

Total costs and expenses for the full year ended December 31, 2013 increased by 27% to $366.2 million, compared to $289.5 million in the full year ended December 31, 2012.  Excluding $105.4 million of impairment expense, non-routine professional fees and investigation and review-related expenses and $1.1 million in plant consolidation expenses in the full year ended December 31, 2013 and $18.9 million of investigation and review-related expenses in the full year ended December 31, 2012, total costs and expenses decreased 4% compared to the full year ended December 31, 2012.

For the full years ended December 31, 2013 and 2012, respectively:

	2013	2012
Cost of sales as a % of revenue	44.7%	44.2%
Route expense as a % of revenue	19.8%	18.4%
SG&A expense as a % of revenue	49.8%	53.5%
SG&A expense (excluding unusual expenses) as a % of revenue	47.1%	45.3%

The increase in cost of sales as a percentage of revenue reflects the increase in products revenue as a percentage of total revenue in the full year ended December 31, 2013 as compared to the prior year, plus the decline in revenue in the full year ended December 31, 2013 as compared to the prior year.  The increase in route and SG&A expense (excluding investigation and review-related expenses) as a percentage of revenue primarily reflects the decline in revenue in the full year ended December 31, 2013 as compared to the prior year.

Net loss from continuing operations for the full year ended December 31, 2013 was $150.5 million, compared to net loss from continuing operations of $80.8 million in the full year ended December 31, 2012.  Excluding $99.6 million of impairment expense, net loss from continuing operations for the full year ended December 31, 2013 would have been $50.9 million.

Adjusted EBITDA loss for the full year ended December 31, 2013 was $21.1 million, compared to an Adjusted EBITDA loss of $12.6 million for the full year ended December 31, 2012.

Cash and Capital Resources

As of December 31, 2013, Swisher had $21.5 million of non-restricted cash on its balance sheet and $7.3 million in outstanding debt.  During the quarter, Swisher made net debt repayments of $0.7 million.

Conference Call

Swisher will host a conference call to discuss fourth quarter 2013 results on Tuesday, March 18, 2014 at 8:30 a.m. Eastern Time.

The conference call can be accessed over the phone by dialing 1-855-437-4412 or for international callers by dialing 1-484-756-4295 and providing conference ID 11079699; please dial-in 10 minutes before the start of the call.  A replay will be available two hours after the call and can be accessed by dialing 1-855-859-2056 or for international callers by dialing 1-404-537-3406; the conference ID is 11079699.  The replay will be available until Tuesday, March 25, 2014.

In order to access the live webcast, please go to the Investors section of Swisher’s website at http://www.swsh.com and click on the webcast link that will be made available.  A replay will be available shortly after the original webcast.

Non-GAAP Financial Measures

This press release and the attached financial tables contain certain non-GAAP financial measures.  In addition to net income determined in accordance with GAAP, we use certain non-GAAP measures such as “Adjusted EBITDA” in assessing Swisher’s operating performance. Swisher believes this non-GAAP measure serves as an appropriate measure to be used in evaluating the performance of its business.

Swisher defines Adjusted EBITDA as net loss excluding the impact of income taxes, goodwill impairment, depreciation and amortization expense, impairment loss on assets held for sale, investigation and review related expenses, non-routine professional fees, net interest expense, foreign currency loss and other income, net change on debt related fair value measurements, stock based compensation, severance, and third party costs directly related to merger and acquisitions.

Swisher presents Adjusted EBITDA because the company considers it an important supplemental measure of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of its results. Management uses this non-GAAP financial measure frequently in its decision-making because it provides supplemental information that facilitates internal comparisons to the historical operating performance of prior periods and gives an additional indication of Swisher’s core operating performance.  Swisher includes this non-GAAP financial measure in its earnings announcement in order to provide transparency to its investors and enable investors to better compare its operating performance with the operating performance of its competitors.  Adjusted EBITDA should not be considered in isolation from, and is not intended to represent an alternative measure of, revenue, operating results or cash flows from operating activities as determined in accordance with GAAP. Additionally, Swisher’s definition of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Under SEC rules, Swisher is required to provide a reconciliation of non-GAAP measures to the most directly comparable GAAP measures.  Accordingly, the following is a reconciliation of Adjusted EBITDA to Swisher’s net losses for the three months and full years ended December 31, 2013 and 2012:

	Three Months Ended December 31,		Full Year Ended December 31,
	2013	2012	2013	2012
Net loss from continuing operations	$(105,216)	$(35,194)	$(150,532)	$(80,775)
Income tax expense (benefit)	(3,920)	18,643	(2,595)	18,753
Depreciation and amortization expense	5,423	5,171	22,113	20,991
Interest expense, net	101	1,786	444	3,331
Foreign currency loss	3	14	5	15
Realized and unrealized gain on convertible debt	-	(37)	-	(236)
Stock-based compensation	(40)	1,353	2,916	3,521
Severance	87	379	607	1,818
Investigation and review-related expenses	375	2,537	4,798	18,921
Non-routine professional fees	-	-	1,017	-
One-time exit fee	-	-	480	-
Impairment loss on assets held for sale	3,092	-	6,422	-
Impairment related to goodwill	93,194	-	93,194	-
Loss from impairment of long-lived assets	-	507	-	507
Acquisition and merger expenses	-	361	-	582

Adjusted EBITDA	$(6,900)	$(4,480)	$(21,130)	$(12,572)

Cautionary Statement on Forward-Looking Information

All statements other than statements of historical fact contained in this press release and on the conference call constitute “forward-looking information” or “forward-looking statements” within the meaning of the U.S. federal securities laws and the Securities Act (Ontario) and are based on the expectations, estimates and projections of management as of the date of this press release unless otherwise stated. All statements other than historical facts are, or may be, deemed to be forward looking statements. The words “plans,” “expects,” “is expected,” “scheduled,” “estimates,” or “believes,” or similar words or variations of such words and phrases or statements that certain actions, events or results “may,” “could,” “would,” “might,” or “will be taken,” “occur,” and similar expressions identify forward-looking statements.

Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by Swisher as of the date of such statements, are inherently subject to significant business, economic and competitive uncertainties and contingencies.  All of these assumptions have been derived from information currently available to Swisher including information obtained by Swisher from third-party sources. These assumptions may prove to be incorrect in whole or in part.  All of the forward-looking statements made in this press release and on the conference call are qualified by the above cautionary statements and those made in the “Risk Factors” section of Swisher’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission, available on www.sec.gov, and with Canadian securities regulators available on Swisher’s SEDAR profile at www.sedar.com, and Swisher’s other filings with the Securities and Exchange Commission and with Canadian securities regulators available on Swisher’s SEDAR profile at www.sedar.com. The forward-looking information set forth in this press release and on the conference call is subject to various assumptions, risks, uncertainties and other factors that are difficult to predict and which could cause actual results to differ materially from those expressed or implied in the forward-looking information. Swisher disclaims any intention or obligation to update or revise any forward-looking statements to reflect subsequent events and circumstances, except to the extent required by applicable law.

About Swisher Hygiene Inc.

Swisher Hygiene Inc. is a NASDAQ and TSX listed company that provides essential hygiene and sanitizing solutions to customers throughout much of North America and internationally through its network of company-owned operations, franchise and master licensees. These solutions include essential products and services that are designed to promote superior cleanliness and sanitation in commercial environments, while enhancing the safety, satisfaction and well-being of employees and patrons. These solutions are typically delivered by employees on a regularly scheduled basis and involve providing Swisher’s customers with: (i) consumable products such as detergents, cleaning chemicals, soap, paper and supplies, together with the rental and servicing of dish machines and other equipment for the dispensing of those products; (ii) the rental of facility service items requiring regular maintenance and cleaning, such as floor mats, mops, bar towels, and linens; and (iii) manual cleaning of their facilities. Swisher serves customers in a wide range of end-markets, with a particular emphasis on the foodservice, hospitality, retail and healthcare industries.

For Further Information, Please Contact:

Swisher Hygiene Inc.

Investor Contact:
Amy Simpson
Phone: (704) 602-7116

Garrett Edson, ICR
Phone: (203) 682-8331

SWISHER HYGIENE INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended December 31,		Full Year Ended December 31,
	2013	2012	2013	2012
Revenue
Products	$44,583	$46,559	$189,480	$202,968
Services	5,514	6,170	22,895	26,186
Franchise and other	266	439	1,313	1,367
Total revenue	50,363	53,168	213,688	230,521

Costs and expenses
Cost of sales (exclusive of route expenses and related depreciation and amortization)	23,386	23,790	95,585	101,914
Route expenses	9,555	10,768	42,343	42,524
Selling, general, and administrative expenses	24,209	27,841	106,503	123,439
Acquisition and merger expenses	-	362	-	582
Depreciation and amortization	5,423	5,171	22,113	20,991
Impairment related to assets held for sale	3,092	-	6,422	-
Impairment related to goodwill	93,194	-	93,194	-
Total costs and expenses	158,859	67,932	366,160	289,450
Loss from continuing operations	(108,496)	(14,764)	(152,472)	(58,929)

Other expense, net	(640)	(1,787)	(655)	(3,093)
Net loss from continuing operations before income taxes	(109,136)	(16,551)	(153,127)	(62,022)
Income tax benefit (expense)	3,920	(18,643)	2,595	(18,753)
Net loss from continuing operations	(105,216)	(35,194)	(150,532)	(80,775)

Net (loss) income from discontinued operations	(1,809)	5,733	(2,516)	7,599
Net loss	(107,023)	(29,461)	(153,048)	(73,176)

Comprehensive loss
Employee benefit plan adjustment, net of tax	500	(161)	503	(161)
Foreign currency translation adjustment	(13)	(9)	(33)	(3)
Comprehensive loss	$(106,536)	$(29,631)	$(152,578)	$(73,340)

(Loss) income per share
Basic and diluted (continuing operations)	$(0.60)	$(0.20)	$(0.86)	$(0.46)
Basic and diluted (discontinued operations)	$(0.01)	$0.03	$(0.01)	$0.04

Weighted-average common shares used in the computation of (loss) income per share
Basic and diluted	176,749,173	175,110,708	175,995,350	175,009,562

SWISHER HYGIENE INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
December 31, 2013 and 2012
(In thousands)

	2013	2012
ASSETS
Current assets
Cash and cash equivalents	$21,465	$61,419
Restricted cash	3,558	4,187
Accounts receivable, net	21,010	21,225
Inventory, net	14,032	15,327
Account receivable due from sale of discontinued operations	-	12,500
Assets held for sale	4,520	-
Deferred income taxes	935	1,995
Other assets	5,782	4,804
Total current assets	71,302	121,457
Restricted cash	2,117	1,203
Property and equipment, net	43,842	48,348
Goodwill	5,821	106,358
Customer relationships and contracts, net	28,575	36,770
Other intangibles, net	8,436	11,051
Other noncurrent assets	1,624	2,498
Total assets	$161,717	$327,685

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$8,794	$14,292
Accrued payroll and benefits	3,819	5,353
Accrued expenses	8,132	8,348
Long-term debt and obligations due within one year	5,251	9,145
Liabilities of discontinued operations	2,131	-
Total current liabilities	28,127	37,138
Long-term debt and obligations	2,003	5,284
Deferred income taxes	1,053	4,673
Other long-term liabilities	3,348	3,447
Total noncurrent liabilities	6,404	13,404

Commitments and contingencies

Equity
Swisher Hygiene Inc. stockholders’ equity
Preferred stock, par value $0.001, authorized 10,000,000 shares; no shares
issued and outstanding at December 31, 2013 and 2012	-	-
Common stock, par value $0.001, authorized 600,000,000 shares; 175,773,299 and 175,157,404 shares issued and outstanding at December 31, 2013 and 2012, respectively	176	175
Additional paid-in capital	388,094	385,452
Accumulated deficit	(260,555)	(107,507)
Accumulated other comprehensive loss	(529)	(999)
Total Swisher Hygiene Inc. stockholders’ equity	127,186	277,121
Non-controlling interest	-	22
Total equity	127,186	277,143
Total liabilities and equity	$161,717	$327,685